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                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR138                     Dated:  MAY 27, 1997

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EFV2

Principal Amount:                                 25,000,000.00

Settlement Date:                                  05/28/97

Base Rate:                                        FED FUNDS

Index Maturity:                                   DAILY

Initial Interest Rate:                            5.57%(5.36% EFFECTIVE FED
                                                        FUNDS RATE 5/23/97)

Spread or Spread Multiplier, if applicable:       PLUS 21 BPS.

Interest Rate Reset Dates:                        DAILY(USING PRIOR DAYS
                                                       EFFECTIVE FED FUNDS RATE)

Interest Payment Dates:                           08/29/97, 11/28/97, 02/27/98
                                                  05/29/98, 08/28/98, 11/30/98
                                                  02/26/99, 04/30/99

First Coupon:                                     08/29/97

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             04/30/99

Maximum Interest Rate, if any:

Minimum Interest Rate, is any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: